UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009
Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Upland Road Norwood, Massachusetts	02062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On June 30, 2009, Aspect Medical Systems, Inc. (the “Company”) entered into a Sixteenth Amendment to Loan Agreement (the “Amendment”) with Bank of America, N.A. (successor by merger to Fleet National Bank) (the “Lender”) to the letter agreement dated May 16, 2001, as amended (the “Loan Agreement”).
          Pursuant to the Amendment:
•	the existing revolving line of credit extended to the Company by the Lender was reduced from $5,000,000 to $2,000,000 (the “Loan Amount”);

•	the expiration date of the Loan Agreement was extended from May 8, 2009 to May 7, 2010 (the “Expiration Date”);

•	the term “Pledge Agreement” was amended to refer to the Security Agreement from the Company to the Lender, dated May 10, 2008, as amended;

•	a section was added to provide that the Company will pay to the Lender a fee of 0.5% per annum times the unused portion of the Loan Amount, which fee will accrue and be due and payable quarterly in arrears;

•	notwithstanding the provision of the Loan Agreement that prohibits the expiration later than 90 days after the Expiration Date of any letter of credit in favor of a lender other than the Lender, the Company and the Lender agreed that that certain letters of credit issued for the benefit of Dell Financial Services L.P. and CFRI/CQ Norwood Upland, L.L.C. may be extended to March 31, 2011 and February 3, 2011, respectively, and are permitted to automatically renew for periods of one year thereafter; and

•	the Company covenanted and agreed to maintain restricted cash in an amount equal to 102% of the outstanding amounts under the Loan Agreement.
          This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits
          (d) See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: July 7, 2009	By:	/s/ J. Neal Armstrong
J. Neal Armstrong
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixteenth Amendment to Loan Agreement, dated June 30, 2009, by and between the Registrant and Bank of America, N.A.